Exhibit 21.1

Subsidiaries of Grubb & Ellis Healthcare REIT, Inc.
Grubb & Ellis Healthcare REIT Holdings, L.P. (Delaware)
G&E Healthcare REIT County Line Road, LLC (Delaware)
G&E Healthcare REIT Chesterfield Rehab Hospital, LLC (Delaware)
G&E Healthcare REIT Cypress Station, LLC (Delaware)
G&E Healthcare REIT/Duke Chesterfield Rehab, LLC (Delaware)
G&E Healthcare REIT Epler Parke Building B, LLC (Delaware)
G&E Healthcare REIT Fort Road Medical, LLC (Delaware)
G&E Healthcare REIT Lincoln Park Boulevard, LLC (Delaware)
G&E Healthcare REIT Liberty Falls Medical Plaza, LLC (Delaware)
G&E Healthcare REIT Medical Portfolio 1, LLC (Delaware)
G&E Healthcare REIT Senior Care Portfolio 1, LLC (Delaware)
G&E Healthcare REIT Vista Professional Center, LLC (Delaware)
NNN Southpointe, LLC (Delaware)
NNN Crawfordsville, LLC (Delaware)
NNN Lenox Medical, LLC (Delaware)
NNN Lenox Medical Land, LLC (Delaware)
NNN Gallery Medical, LLC (Delaware)
NNN Healthcare/Office REIT 2750 Monroe, LLC (Delaware)
NNN Healthcare/Office REIT Commons V, LLC (Delaware)
NNN Healthcare/Office REIT E Florida LTC, LLC (Delaware)
NNN Healthcare/Office REIT Gwinnett, LLC (Delaware)
NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC (Delaware)
NNN Healthcare/Office REIT Lima, LLC (Delaware)
NNN Healthcare/Office REIT Market Exchange, LLC (Delaware)
NNN Healthcare/Office REIT Northmeadow, LLC (Georgia)
NNN Healthcare/Office REIT Peachtree, LLC (Delaware)
NNN Healthcare/Office REIT St. Mary Physician Center, LLC (Delaware)
NNN Healthcare/Office REIT Thunderbird Medical, LLC (Delaware)
NNN Healthcare/Office REIT Triumph, LLC (Delaware)
NNN Healthcare/Office REIT Tucson Medical Office, LLC (Delaware)